UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2007

SHINE MEDIA ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52234	20-3086866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 29, Central Plaza, 381 Huai Hai Zhong Road, Shanghai 200020, China	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 86 21 63916188

___________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 25, 2007, Shine Media Acquisition Corp. (the “Company”) consummated the sale of 900,000 units (the “Units”) pursuant to the exercise of the over-allotment option the Company granted to the underwriters of the Company’s initial public offering (“IPO”). The Units are identical to the Units sold in the IPO and each Unit consists of one share of common stock, $.0001 par value per share (the “Common Stock”), and two warrants, each warrant to purchase one share of Common Stock at an exercise price of $5.00 per share. The Units were sold at an offering price of $6.00 per Unit, generating aggregate gross proceeds of $5,400,000. A pro forma balance sheet reflecting receipt of the proceeds from the exercise of the over-allotment option is included as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

Exhibits:

Exhibit No.	Description

99.1	Pro-forma balance sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2007	SHINE MEDIA ACQUISITION CORP.

	By:	/s/ David Chen
Name: David Chen
Title: Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Pro-forma balance sheet